Exhibit 1.1

ARCOS DORADOS HOLDINGS INC.

(a BVI business company)

2,272,551 Class A Shares

REGISTRATION AGREEMENT

March [ ˜ ], 2013

Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198

Ladies and Gentlemen:

Arcos Dorados Holdings Inc., a BVI business company (the “Company”), confirms its agreement with Goldman, Sachs & Co. (the “Underwriter”) with respect to the offering by the Underwriter of up to 2,272,551 Class A Shares, no par value, of the Company (“Shares”). The up to 2,272,551 Shares to be offered by the Underwriter (which constitute “Hedge Shares” for purposes of the Transaction described below) are herein called the “Securities.” Capitalized terms used but not defined herein shall have the meaning given to them in the Confirmation referred to below.

The Company, Arcos Dorados B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) formed in the Netherlands (the “Counterparty”) and Goldman Sachs International (“GSI”) have entered into a letter agreement dated August 13, 2012 (as amended on October 22, 2012 and November 28, 2012 and as may be further amended from time to time, the “Confirmation”) relating to a share swap transaction (the “Transaction”) in respect of a notional number of Shares equal to 2,272,551 Shares. In connection with any Share Reduction effected from time to time by the Counterparty in accordance with the terms and conditions of the Confirmation and at maturity of the Transaction, and subject to the satisfaction of all the Company’s obligations set forth herein and the accuracy of each of the Company’s representations and warranties set forth herein, the Underwriter will publicly offer for sale pursuant to this Registration Agreement (this “Agreement”) a number of Hedge Shares held by or on behalf of GSI equal to (x) the Share Reduction Number by which the Counterparty elects to reduce the notional size of the Transaction in connection with a Share Reduction or (y) the total remaining number of notional Shares underlying the Transaction at its maturity, as the case may be. The Underwriter shall make such offerings as promptly as practicable after its receipt of a copy of a Share Reduction Notice (in connection with a Share Reduction) or the beginning of the Valuation Period (in connection with the maturity of the Transaction) in accordance with Section 10 of the Confirmation.  The Underwriter shall deliver written notice to the Company specifying the first day of the Valuation Period and the related Applicable Time no later than the fifth Exchange Business Day immediately preceding such date.

The Company has filed with the Securities and Exchange Commission the “Commission”) a shelf registration statement on Form F-3 (No. [ ˜ ]), including a prospectus covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). The Company has filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission a prospectus supplement (in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act), the “Prospectus Supplement”) in accordance with the provisions of the rules and regulations of the Commission under the 1933 Act (the “1933 Act

Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.  The term “Registration Statement” means the registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B or Rule 430C under the 1933 Act (“Rule 430B” and “Rule 430C” respectively).  The term “Basic Prospectus” means the prospectus relating to the Securities included in the Registration Statement, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act).  The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus or any Issuer Free Writing Prospectus shall include all documents deemed to be incorporated by reference therein that are subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement:

“Applicable Period” means each period beginning at the relevant Applicable Time and ending on the date that the Underwriter notifies the Company that it has completed the offering of the Securities hereunder relating to such Applicable Time.

 “Applicable Time” means (a) in the case of a Share Reduction, the time in New York City on the date on which the Counterparty delivers the related Share Reduction Notice under the terms of the Confirmation and (b) in the case of the Valuation Period, the time in New York City on the first day of the Valuation Period, in each case, as determined by the Underwriter and notified to the Company in accordance with the second paragraph of this Agreement.

 “Exchange” has the meaning given to such term in the Confirmation.

 “Exchange Business Day” has the meaning given to such term in the Confirmation.

 “General Disclosure Package” means any Issuer Free Writing Prospectuses issued at or prior to or during the Applicable Period and the prospectus that is included in the Registration Statement at the Applicable Period, all considered together.

 “Hedge Shares” has the meaning given to such term in the Confirmation.

 “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

 “Number of Shares” has the meaning given to such term in the Confirmation.

 “Price Condition” means that the product of (a) the number of Securities to be offered by the Underwriter in an offering hereunder (x) in connection with a Share Reduction or (y) during the Valuation Period, as the case may be, multiplied by (b) the official closing price per Share as quoted by the Exchange on the Exchange Business Day immediately preceding (x) the day on which Counterparty delivers any written notice relating to such Share Reduction or (y) the first day of the Valuation Period, as the case may be, exceeds $100,000,000.

 “Share Reduction” has the meaning given to such term in the Confirmation.

 “Share Reduction Notice” means a written notice from the Counterparty to GSI relating to a Share Reduction, as described in the Confirmation in the provision opposite the caption “Number of Shares.”

 “Share Reduction Number” has the meaning given to such term in the Confirmation.

 “Trigger Date” means (a) the date the Company publicly files any Form 20-F under the 1934 Act prior to the termination of this Agreement or (b) if the Price Condition shall have been satisfied, (x) the date on which Counterparty delivers to GSI a written notice relating to the relevant Share Reduction or (y) the first day of the Valuation Period.

 “Valuation Period” has the meaning given to such term in the Confirmation.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company.  The Company represents and warrants to each of the Underwriter and GSI as of the date hereof and at all times during each Applicable Period (other than any time following notice by the Company to the Underwriter pursuant to Section 2(a)(iv) and 2(b) of this Agreement and prior to the Company’s notice to the Underwriter that the event or condition described in such previous notice has been remedied), and agrees with the Underwriter, as follows:

(i) Registration Statement and Prospectuses.  Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company is a well-known seasoned issuer (as defined in Rule 405 under the 1933 Act), is eligible to use the Registration Statement as an automatic shelf registration statement and has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Prospectus complied in all material respects with the 1933 Act and the 1933 Act Regulations. The Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder.

(ii) Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or during the Applicable Period, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of and during the Applicable Period, the General Disclosure Package does not include and will not include an untrue statement of a material fact and does not omit and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or during the Applicable Period, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the third and fourth paragraphs under the heading “Plan of Distribution (Conflicts of Interest)” in the Basic Prospectus and in the second and seventh paragraphs under the heading “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Capitalization.  The authorized, issued and outstanding shares of the Company are as set forth or incorporated by reference in the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus).  The outstanding shares of the Company, including the Securities to be offered by the Underwriter, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of the Company, including the Securities to be offered by the Underwriter, was issued in violation of the preemptive or other similar rights of any securityholder of the Company (other than any such rights which have been waived).

(vi) Good Standing of the Company.  The Company has been duly incorporated, is validly existing as a limited liability company in good standing under the laws of the British

Virgin Islands, has the corporate power and authority to own its property, to conduct its business as described in the General Disclosure Package and the Prospectus and to execute and deliver this Agreement, and is duly qualified to transact business and is in good standing (to the extent applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(vii) Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly incorporated, is validly existing as a limited liability company or a corporation, as the case may be, in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the General Disclosure Package and the Prospectus.

(viii) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(ix) Description of Securities.  The Shares conform to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights, privileges, restrictions and conditions attaching to them as provided for in the Company’s memorandum and articles of association. No holder of Securities will be subject to personal liability by reason of being such a holder.

(x) Registration Rights.  There are no persons with registration rights or other similar rights (other than any such rights which have been waived) to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act.

(xi) Noncontravention.  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (x) the certificate of incorporation or memorandum and articles of association (or by-laws or other constitutional documents as the case may be) of the Company, (y) any provision of applicable law or any agreement (including the Amended and Restated Master Franchise Agreement, dated as of November 10, 2008, among McDonald’s Latin America LLC, LatAm, LLC, the Counterparty, Arcos Dorados Cooperatieve U.A., Arcos Dorados Limited, and Los Laureles, Ltd., among others (the “MFA”), as amended by Amendment No. 1 to the MFA dated August 31, 2010 and Amendment No. 2 to the MFA dated June 3, 2011, and the Amended and Restated Master Franchise Agreement, dated as of November 10, 2008, among McDonald’s Latin America, LLC and Arcos Dourados Comercio de Alimentos Ltda. (together, the “Master Franchise Agreements”)) or other instrument binding upon the Company or any of its subsidiaries, or (z) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (y) and (z), where any such contravention would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the U.S. federal securities laws, the securities laws of any other applicable jurisdiction, including the Blue Sky laws of the various states, or FINRA or stock exchange rules in connection with the offer and sale of the Securities.

(xii) No Material Adverse Effect.  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus.

(xiii) Absence of Proceedings.  Other than proceedings accurately described in all material respects in the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the General Disclosure Package and the Prospectus.

(xiv) Environmental Laws.  The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xv) Reporting Requirements.  The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xvi) Investment Company Act.  The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xvii) Other Agreements.  The Company is not a party to any contractual arrangement currently in effect relating to the offer, sale, distribution or delivery of the Securities or any other securities of the Company other than this Agreement and any other agreement entered into by the Company with the Underwriter.

(xviii) Title to Property.  The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, which property is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, or encumbrances and defects, except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings which are material to the Company and its subsidiaries, taken as a whole, and are held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the General Disclosure Package and the Prospectus.

(xix) Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, which are material to the Company and its subsidiaries, taken as a whole, and are currently employed by the Company or its subsidiaries in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xx) Absence of Labor Dispute.  No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the General Disclosure Package and the Prospectus, or, to the Company’s knowledge, is imminent; and neither the Company nor any or its subsidiaries is aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxi) Insurance.  The Company and each of its subsidiaries, and their respective owned and leased properties, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged.

(xxii) Possession of Licenses and Permits.  The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal or state or British Virgin Islands or other non-U.S. regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the General Disclosure Package and the Prospectus.

(xxiii) Financial Statements; Non-GAAP Financial Measures.  The audited consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus (the “Consolidated Financial Statements”) were prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) consistently applied and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as at the relevant dates, and the results of operations and changes in cash flows of the Company and its consolidated subsidiaries for the periods in respect of which they have been prepared, and non-GAAP financial information included in the Registration Statement, the General Disclosure Package or the Prospectus, if any, complies with the requirements of Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the

Consolidated Financial Statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(xxiv) Independent Registered Public Accounting Firm.  Pistrelli, Henry Martin y Asociados S.R.L., member firm of Ernst & Young Global, (“Ernst & Young”), who has audited the Company’s Consolidated Financial Statements and who will deliver the letters referred to in Section 2(o), is an independent auditor with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder.

(xxv) Accounting Controls.  The Company, each of its subsidiaries and the other entities that are consolidated in the Company’s Consolidated Financial Statements maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi) Payments in Foreign Currency.  Under current laws and regulations of the British Virgin Islands, all dividends and other distributions declared and payable on the Securities in cash may be freely transferred out of the British Virgin Islands and may be paid in, or freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the British Virgin Islands; and except as disclosed in the General Disclosure Package and Prospectus, all such dividends and other distributions will not be subject to withholding, value added or other taxes under the current laws and regulations of the British Virgin Islands.

(xxvii) British Virgin Islands Taxation.  There is no tax, duty, levy, impost, deduction, charge or withholding imposed by the British Virgin Islands or any political subdivision thereof or taxing authority therein in connection with the sale or delivery of the Shares by the Underwriter.

(xxviii) Payment of Taxes.  The Company and each of its subsidiaries have duly filed all tax declarations and relevant submissions and paid all taxes and duties due and payable, except for any failure to file a tax declaration or pay taxes or duties due that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or that is currently being contested in good faith and as to which adequate reserves have been provided. Except as disclosed in the General Disclosure Package and the Prospectus, to the Company’s knowledge, no objections have been raised by competent tax authorities on tax declarations and submissions made by the Company and its subsidiaries in prior years that could, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxix) Anti-Corruption Laws.  Neither the Company nor any of its subsidiaries, nor any director, officer, or employee, nor, to the knowledge of the Company, any agent or representative acting on behalf of the Company or of any of its respective subsidiaries, has taken or will take any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws to which they may be subject.

(xxx) Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the applicable anti-money laundering statutes of the British Virgin Islands and all other jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi) OFAC.  (A) The Company represents that neither the Company nor any of its respective subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, or representative acting on behalf of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by, the U.S. Department of Treasury’s Office of Foreign Assets Control (“Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions.

(B) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xxxii) Absence of Violations and Defaults.  None of the Company nor any of its subsidiaries is in violation of its respective charter, by-laws, other constitutive documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement (including the Master Franchise Agreements), covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxxiii) Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(xxxiv) Compliance with the Sarbanes-Oxley Act.  The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) with which the Company is required to comply.

(xxxv) Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxvi) PFIC Status.  After reasonable inquiry, the Company does not believe that it was a “passive foreign investment company” as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, for the year ended December 31, 2012 and does not expect to be a “passive foreign investment company” in the current year or the foreseeable future.

(xxxvii) Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405.

(xxxviii) Enforcement of Foreign Judgments.  Any final judgment for a fixed or readily calculable sum of money rendered in any court of the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced against the Company by courts in the British Virgin Islands, without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that any final and conclusive monetary judgment obtained against the Company in the courts of any country in respect of the Agreement, for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary, and provided that in respect of the foreign judgment: (a) the foreign court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; (b) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company; (c) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court; (d) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and (e) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

(xxxix) Proper Form.  Upon execution and delivery, this Agreement will be in proper legal form under the laws of the British Virgin Islands for the enforcement hereof against the Company, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement it is not necessary that this Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before, any governmental or regulatory authority or agency of the British Virgin Islands.

(xl) No License.  It is not necessary under the laws of the British Virgin Islands that the Underwriter be licensed, qualified or entitled to carry on business in the British Virgin Islands to enable the Underwriter to enforce its rights under this Agreement or the performance of the terms and conditions of this Agreement outside of the British Virgin Islands.  Under the current laws of the British Virgin Islands, the Underwriter will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the British Virgin Islands solely by reason of the issuance, acceptance, delivery, performance or enforcement of this Agreement.

(xli) Jurisdiction and Service of Process.  The submission by the Company in this Agreement to the exclusive jurisdiction of the federal or state courts of the United States of America located in the City and County of New York, Borough of Manhattan, constitutes a valid and legally binding obligation of the Company and service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company for purposes of proceedings in such courts under the laws of British Virgin Islands.

(xlii) Choice of Law.  The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the British Virgin Islands, and the courts of the British Virgin Islands will honor this choice of law. The Company is not aware of any reason why this Agreement and, as the case may be, the enforcement in the British Virgin Islands of a judgment relating to this Agreement would be contrary to the principles of public order or public policy of British Virgin Islands.

(xliii) Compliance with Security Regulations.  The Company is in full compliance with all British Virgin Islands securities rules and regulations, except to the extent failure to comply could not result in a material adverse effect on the consummation of the transactions contemplated hereunder or on the ability of the Company to perform its obligations under or in respect of this Agreement.

(xliv) British Virgin Islands Approvals.  Except as disclosed in the General Disclosure Package and the Prospectus under the headings “Description of Capital Stock” and “Dividend Policy,” the Company is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject or under the current laws and regulations of the British Virgin Islands from, and no approvals are required in the British Virgin Islands in order for the Company to, pay dividends, interest attributable to shareholders’ equity or other distributions declared by the Company to the holders of the Securities or make distributions or transfer any of the Company’s properties or assets to any of its subsidiaries.

(xlv) No Restrictions on Subsidiaries.  Except as disclosed in the General Disclosure Package and the Prospectus, and except as would not otherwise materially restrict any subsidiary from paying dividends to the Company, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject or under the current laws and regulations of the jurisdiction of its organization, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2. Covenants of the Company.  The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 2(b), will comply with the requirements of Rule 430B, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission relating to the Registration Statement; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as possible.

(b) Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement, provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall object, which consent shall not be unreasonably withheld, provided further that no consent will be required if, in the opinion of U.S. counsel for the Company, such amendment or supplement is required by law. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to any Applicable Period; the Company will give the Underwriter notice of its intention to make any such filing during any such Applicable Period and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) Delivery of Registration Statements.  The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses.  The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Officers’ Certificate.  The Company has delivered or will deliver a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the first day of the relevant Applicable Period, to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of such date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such date, (iii) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated, and (iv) subsequent to the execution and delivery of this Agreement and prior to the date of such certificate, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus.

(f) Blue Sky Qualifications.  The Company will use its reasonable efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Listing.  The Company will use its best efforts to maintain the listing of the Class A Shares (including the Securities) on the New York Stock Exchange for a period of three years from the date hereof, provided that the Company may terminate the listing with the approval of the holders of at least a majority of the Class A Shares.

(i) Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(j) Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule A hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) Opinion of U.S. Counsel for Company.  On or about the date of this Agreement, the Underwriter and GSI shall have received the favorable opinion, dated the date of this Agreement, of Davis Polk & Wardwell LLP, special U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for each of the Underwriter and GSI, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

(l) Opinion of British Virgin Islands Counsel for the Company.  On or about the date of this Agreement, the Underwriter and GSI shall have received the favorable opinion, dated the date of this Agreement, of Maples & Calder, British Virgin Islands counsel for the Company, in form and substance reasonably satisfactory to counsel for each of the Underwriter and GSI, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

(m) Disclosure Opinion of U.S. Counsel for Company.  On or about any Trigger Date, the Underwriter and GSI shall have received the favorable opinion, dated any such Trigger Date, of Davis Polk & Wardwell LLP, special U.S. counsel for the Company, in form and substance satisfactory to counsel for each of the Underwriter and GSI, to the effect set forth in Exhibit C hereto.

(n) Disclosure Opinion of U.S. Counsel for the Underwriter.  On or about any Trigger Date, the Underwriter and GSI shall have received the favorable opinion, dated any such Trigger Date, of Milbank, Tweed, Hadley & McCloy LLP, special U.S. counsel for the Underwriter, with respect to such matters as the Underwriter and GSI may require.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter and GSI.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(o) Accountant’s Comfort Letter.  On or about any Trigger Date, the Underwriter and GSI shall receive from Ernst & Young a letter, dated any such Trigger Date, in form and substance satisfactory to each of the Underwriter and GSI, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) The Company will afford the Underwriter or one of its affiliates a reasonable opportunity to conduct a customary “due diligence” investigation with respect to the Company and any of its subsidiaries.

SECTION 3. Payment of Expenses.

(a) Expenses.  The Company will pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto; (ii) the preparation, printing and delivery to the Underwriter of copies of each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Underwriter to investors; (iii) the preparation and delivery of the certificates for the Securities by the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriter; (iv) the reasonable fees and disbursements of the Company’s counsel, accountants and other advisors; (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 2(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; and (vi) all reasonable costs and expenses of the Underwriter, including the reasonable fees and disbursements of counsel for the Underwriter; provided that the fees of Latham & Watkins LLP, as special counsel to the Underwriter, are limited to $50,000.00; and provided further that the fees of Milbank, Tweed, Hadley & McCloy LLP, as special counsel to the Underwriter, would be as separately agreed to between Milbank, Tweed, Hadley & McCloy LLP and the Company.

SECTION 4.  Indemnification.

(a) Indemnification of Underwriter.  The Company agrees to indemnify and hold harmless the Underwriter, GSI, each person, if any, who controls the Underwriter or GSI within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)) as follows:

(i) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), as incurred, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B information, or caused by any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by any untrue statement or alleged untrue statement of a material fact included in any Basic Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission in any Basic Prospectus, Issuer Free Writing Prospectus or Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all losses, claims, damages and liabilities whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(e) below) any such settlement is effected with the written consent of the Company, provided, however, that this indemnity agreement shall not apply to any losses, claims, damages and liabilities that are caused by any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Reserved.

(c) Indemnification of Company, Directors and Officers.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification.  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 4(a) and 4(c) above, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. It is understood that the indemnifying parties shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 or Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) or settlement of any claim in connection with any violation referred to in Section 4(f) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company and GSI with respect to indemnification.

SECTION 5. Contribution.  If the indemnification provided for in Section 4 hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in respect of the Underwriter and GSI, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriter and GSI, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 4(f) hereof, which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

The relative fault of the Company, on the one hand, and the Underwriter and GSI, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and GSI and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 4(f) hereof.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of losses, claims, damages and liabilities incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 5, neither the Underwriter nor GSI shall not be required to contribute any amount in excess of the amount of benefits received by the Underwriter or GSI, as applicable, in connection with the Transaction that exceeds the amount of any damages that the Underwriter or GSI, as applicable, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission, or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in Sections 4 and 5 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

SECTION 6. Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company.

SECTION 7. [Reserved.]

SECTION 8. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriter shall be directed to:

Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198
Telephone No. (212) 902-1981
Facsimile No. (212) 428-1980/1983

Notices to the Company shall be directed to:

Arcos Dorados Holdings Inc.
Roque Saenz Peña 432, Olivos
Buenos Aires, Argentina (B1636 FFB)
Attention: German Lemonnier, Chief Financial Officer

SECTION 9. No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the offering of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Underwriter (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and the Underwriter has no obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 10. Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 4 and 5 and their heirs and legal representatives, and GSI with respect to Sections 1(a), 2(k), 2(l), 2(m), 2(n), 2(o), 4,  5 and 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, GSI and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 11. Trial by Jury.  Each of the Company, the Underwriter and GSI hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 12.  GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 13. Consent to Jurisdiction; Waiver of Immunity.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, unless any such Federal court determines that it lacks jurisdiction over a Related Proceeding in which case such Related Proceeding shall be instituted in the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints National Registered Agents, Inc., 111 Eighth Avenue, New York, New York, 10011, as its agents to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 14. TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17. Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to the Underwriter, any person controlling the Underwriter or GSI shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriter, controlling person or GSI of any sum in such other currency, and only to the extent that the Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriter, controlling person or GSI hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter, controlling person or GSI against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter, controlling person or GSI hereunder, the Underwriter, controlling person or GSI agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter, controlling person or GSI hereunder.

SECTION 18. Foreign Taxes.  All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the British Virgin Islands or Delaware or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Underwriter and each person controlling the Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of the Underwriter’s or controlling person’s being connected with the British Virgin Islands or Delaware other than by reason of its being the Underwriter or a person controlling the Underwriter.

SECTION 19. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours, ARCOS DORADOS HOLDINGS INC.

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

By: GOLDMAN, SACHS & CO.

By
Authorized Signatory

[Registration Agreement]

SCHEDULE A

[Registration Agreement]